SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  October 5, 2009

                          AVSTAR AVIATION GROUP, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


         Colorado                   0-30503                    76-0635938
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(State or other jurisdiction (Commission File Number)  (IRS Employer ID Number)

         3600 Gessner, Suite 220, Houston, Texas                77063
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        (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code         (281) 710-7103
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act   (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On October 5, 2009, AvStar Aviation Group, Inc. (the "Company") received from Gregory H. Noble, theretofore a Company director and Vice President, a letter stating that he was resigning from all management positions with the Company and its controlling shareholder, AvStar Aviation Services, Inc. Mr. Noble indicated that the he was resigning for personal reasons. The resignation was not the result of any disagreement between Mr. Noble and the Company, and Mr.Noble has indicated that he would continue to support the Company in ways in which he can. The Company will not now elect another director to fill Mr. Nobel's seat, but will continue with a three-person Board for the time being.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AVSTAR AVIATION GROUP, INC.
                                   f/k/a "Pangea Petroleum Corp."



Date:  October 8, 2009             /s/     Henry A. Schulle
                                   ----------------------------
                                           Henry A. Schulle,
                                           Vice President